                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )



Filed by the registrant [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary proxy statement

[X]      Definitive proxy statement

[ ]      Definitive additional materials

[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         RUSHMORE FINANCIAL GROUP, INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of filing fee (Check appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total Fee paid:

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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

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                         RUSHMORE FINANCIAL GROUP, INC.
                           13355 NOEL ROAD, SUITE 650
                              DALLAS, TEXAS 75240

                               September 13, 1999



Dear Shareholder:

         You are cordially invited to attend a Special Meeting of the holders of common stock of Rushmore Financial Group, Inc. to be held on October 4, 1999, at the company's offices at 650 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240, commencing at 10:00 a.m., local time. At this meeting you will be asked to consider and vote upon the approval of the issuance of up to 3,500,000 shares of our common stock either directly or upon conversion or exercise of Series B Convertible Preferred Stock and common stock purchase warrants being issued in a private placement. Neither Texas law nor Rushmore's Articles of Incorporation or Bylaws require shareholder approval of the issuance of the shares. However, the rules of the Nasdaq Stock Market require prior shareholder approval for the issuance of shares that will result in an increase in outstanding common stock of 20% or more. Consequently, you are being asked to approve the issuance of the shares upon closing of the private placement.

         Management of Rushmore Financial Group, Inc. and their affiliates and associates holding more than 50% of outstanding shares will likely vote for approval, which will insure that the issuance of the shares will be approved.

         Enclosed with this letter are a Notice of Special Meeting of Shareholders and a Proxy Statement which describes in detail the issuance. We urge you to consider all of the materials in the Proxy Statement and give it your careful attention.

         It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return the enclosed proxy as soon as possible, whether or not you plan to attend the Special Meeting. If you attend, you may vote in person if you wish, even though you have previously returned your proxy.


                                           Sincerely,




                                           D. M. (Rusty) Moore, Jr., President

                         RUSHMORE FINANCIAL GROUP, INC.
                           13355 NOEL ROAD, SUITE 650
                              DALLAS, TEXAS 75240

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 4, 1999


Dear Shareholders of Rushmore Financial Group, Inc.:

         You are cordially invited to attend a Special Meeting of Shareholders of Rushmore Financial Group, Inc. to be held at 10:00 a.m., local time on October 4, 1999, at the company's offices at 650 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240 to consider and vote upon a single proposal to approve the issuance of up to 3,500,000 shares of common stock of Rushmore pursuant to the issuance of common stock in a private placement either directly or upon the conversion of Series B Convertible Preferred Stock and related common stock purchase warrants, including the issuance of 309,090 shares of common stock in exchange for certain assets.

         The accompanying Proxy Statement forms a part of this Notice. Pursuant to rules of the Nasdaq Stock Market, which require shareholder approval of any increase in outstanding common stock of 20% or more, you are being asked to approve the issuance of the shares in the private placement. See "Approval of Issuance of Shares" in the accompanying Proxy Statement for a discussion of the effect of such approval.

         Only shareholders of record at the close of business on September 10, 1999 who own common stock will be entitled to vote at the Special Meeting or any adjournments thereof. The affirmative vote of the holders of more than 50% of the outstanding shares of our common stock present and voting at the Special Meeting on such date is necessary to approve the issuance of the shares.

         All holders of common stock, whether or not they expect to attend the Special Meeting in person, are requested to complete, sign, date and return the enclosed form of proxy in the accompanying envelope (which requires no additional postage if mailed in the United States). Your proxy will be revocable, either in writing or by voting in person at the Special Meeting, at any time prior to its exercise.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE. ANY HOLDER OF COMMON STOCK ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF A PROXY HAS BEEN RETURNED.

                                         By Order of the Board of Directors



                                         D. M. (Rusty) Moore, Jr., President

                                         September 13, 1999

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                         RUSHMORE FINANCIAL GROUP, INC.
                           13355 NOEL ROAD, SUITE 650
                              DALLAS, TEXAS 75240

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS


         This Proxy Statement and the accompanying proxy card are being furnished to the holders of common stock of Rushmore Financial Group, Inc. in connection with the solicitation of proxies by the Board of Directors of Rushmore from the shareholders for use at a Special Meeting of shareholders of Rushmore. At the Special Meeting, the shareholders of Rushmore will be asked to consider and vote upon a single proposal to approve the issuance of up to 3,500,000 shares of common stock that will be issued in a private placement either directly or upon conversion of up to 100,000 shares of Series B Preferred Stock and upon exercise of warrants to purchase 1,000,000 shares of common stock in connection with the sale of the Series B Preferred Stock. The approval will include the issuance of 309,090 shares of common stock to the sellers of certain assets to Rushmore. Neither Texas law nor Rushmore's Articles of Incorporation or Bylaws require shareholder approval of the issuance of the shares. However, the rules of the Nasdaq Stock Market require prior shareholder approval for the issuance of shares that will result in an increase in outstanding common stock of 20% or more. Consequently, you are being asked to approve the issuance of the shares. See "Approval of Issuance of Shares" for a discussion of the effect of such approval. This Proxy Statement and the enclosed forms of proxy are being mailed on or about September 13, 1999.

         Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients over the Internet and through a national distribution network of securities representatives and insurance agents. Its investment services consist of securities brokerage services, mutual fund distribution, variable life insurance annuity sales, fee-based advisory services, and other financial services. The company's insurance services select and market a wide range of life, disability, accident and health insurance and annuity products. The company is headquartered in Dallas, Texas, and its common stock trades on the Nasdaq SmallCap Market under the symbol "RFGI."

                          VOTING AND PROXY INFORMATION

         The Board of Directors of Rushmore has fixed the close of business on September 10, 1999, as the record date for determining the holders of common stock entitled to receive notice of and to vote at the Special Meeting. At the close of business on the record date, there were outstanding 3,557,737 shares of common stock, the only outstanding securities of Rushmore entitled to vote at the Special Meeting. Such shares were held by approximately 130 shareholders of record.

         For each share held on the record date, a holder of common stock is entitled to one vote on all matters properly brought before the shareholders at the Special Meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of the issuance of shares. Under the rules of the Nasdaq, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). The Nasdaq rules prohibit member firms of the National Association of Securities Dealers, Inc. from voting on the approval of the issuance of shares without specific instructions from beneficial owners. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of common stock present and voting at the Special Meeting, voting as one class, is necessary to approve the issuance of the shares. Accordingly, if a shareholder abstains from voting certain shares on the approval of the issuance of shares, it will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares, those shares will not be



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


considered as shares present and entitled to vote with respect to the approval of the issuance of shares and therefore will have no effect on the outcome of the vote.

         On the record date, 1,380,152 shares of common stock, representing approximately 39% of shares outstanding, were held by officers and directors of Rushmore who have indicated they will vote their shares outstanding for the approval of the issuance of the shares. An additional 417,975 shares are held by associates of officers and directors, who are likely to vote for approval. Thus, more than 50% of shares outstanding will vote for the proposal, insuring that it will be adopted.

         All shares of common stock that are represented at the Special Meeting by properly executed proxies received by Rushmore prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the proposal to approve the issuance of the shares.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Rushmore, before the vote is taken at the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and delivering a subsequent proxy relating to the same shares, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, Rushmore Financial Group, Inc. 13355 Noel Road, Suite 650, Dallas, Texas 75240.


                         APPROVAL OF ISSUANCE OF SHARES

         Neither Texas law nor Rushmore's Articles of Incorporation or Bylaws require shareholder approval of the issuance of the shares or any of the transactions that will be funded by the issuance of the shares. However, the rules of the Nasdaq Stock Market require prior shareholder approval for an issuance of shares which will result in an increase in outstanding common stock of 20% or more, including in this instance of shares of common stock issuable upon exchange or conversion of warrants and convertible securities. Consequently, the shareholders are being asked to approve the issuance of the shares in the private placement. Under Texas law, any shareholder voting in favor of the issuance of the shares may be deemed to have waived any rights to challenge such transactions, while shareholders voting against such transactions or abstaining from voting may continue to retain those rights. It should be noted, however, that under Texas law shareholders do not have dissenters' appraisal rights in connection with the issuance of the shares or any of the transactions that will be funded by the issuance of the shares, nor do shareholders have preemptive rights to acquire any of the shares.

                                THE TRANSACTION

THE PRIVATE PLACEMENT

         Rushmore is currently offering its securities in a private placement transaction to a small number of persons who are "accredited investors" as defined by the rules of the Securities and Exchange Commission. Such placement consists of $10,000,000 and may be in the form of common stock or Series B Convertible Preferred Stock, issued in 100,000 shares with an issue price of $100 per share. Such shares will bear a 7% annual cumulative dividend and are convertible into common stock of Rushmore at the rate of 70% of the market price of the common stock on Nasdaq, with a minimum conversion price of $5.50 per share. The other terms and provisions of the Series B Preferred Stock are set forth under the caption, "Description of Securities." For each share of preferred stock issued in the offering, the company may also issue a Stock Purchase Warrant to purchase ten shares of Rushmore common stock for an exercise price of up to $8.25 per share at any time during two years from the date of issue. Rushmore may call the warrants for redemption at a nominal price if the price of the common stock exceeds $16.50 for ten consecutive trading days during such two years, which will have the effect of compelling the exercise of the warrants.


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


         The private placement will continue until all shares have been sold or October 31, 1999, unless extended by Rushmore to not later than December 31, 1999. Pending receipt of shareholder approval for the issuance of the shares at the Special Meeting, all subscription funds are being deposited into escrow with Lone Star Bank, Dallas, Texas. If such approval is not given, the subscription funds will be returned to subscribers without deduction and with any interest earned, and the private placement will be terminated. In such event, the company will be unable to pursue the strategies described under "---- Use of Proceeds."

REGISTRATION RIGHTS

         The shares being issued in the private placement are not being registered under federal and state securities laws by virtue of applicable private placement exemptions from registration in such laws. Consequently, transfer of the shares will be restricted and may take place only in accordance with the rules and regulations of the SEC and state securities laws. Rushmore will agree with all purchasers of securities to register the common stock issued or underlying the Series B Preferred Stock and the Warrants for resale into the open market on a Form SB-2 or S-3 registration statement and to file such registration statement within 45 days after closing the offering. The Company will use diligence to have the registration statement declared effective within 135 days of filing and will pay all registration expenses. There is no similar right granted to the parties acquiring the 309,090 shares in the asset purchases.

REASONS FOR THE PLACEMENT

         Rushmore concluded its initial public offering of common stock in April 1998, in which it raised $4,480,000 upon the issuance of 815,341 shares at an offering price of $5.50 per share. Rushmore operated at a loss through 1998, in the amount of $2,127,774, and has posted a net loss during the first six months of 1999 in the amount of $395,614. The company's cash reserve at June 30, 1999 was $1,352,000. Such financial condition does not give Rushmore the ability to engage in the kind of acquisitions and investments it needs to increase the base of its business and become a more prominent player in the financial services industry. The Board of Directors therefore concluded that it would pursue a more aggressive business strategy, requiring the commitment of additional capital to be raised through sales of the company's securities.

         In February 1999, Rushmore announced the opening of its online trading division, known as RushTrade.com, inc. (http://www.rushtrade.com), believed to be the first publicly traded company to offer customers, via the Internet, Level I and Level II quotes with highly efficient direct execution order routing to the stock exchanges and electronic clearing networks without the usual several minute delay. A Level I quote displays the high bid and low offer for a stock on a real-time basis. A Level II quote additionally provides information about the underlying quotations of all market makers in the stock. Most of the online brokerage firms offer delayed or static quotes and process customer orders through a browser based software that routes the order through the firm's trading desk or to third-party wholesales. RushTrade.com was met with enthusiasm both by customers and by the reaction of the market reflected in a spike in the price of Rushmore's common stock followed by a fairly steady market in the $3.50 to $7.00 range. The stock had been trading below $2.00 prior to the announcement.

         In structuring the private placement, Rushmore did not obtain an independent evaluation of the terms of the securities being offered or a fairness opinion regarding the fairness of the offering to the other common shareholders of Rushmore. In the absence of an opinion by an independent entity as to the fairness of the transaction, and in the absence of dissenters rights of appraisal, the Board considered that the minority shareholders will have no basis upon which to decide their vote other than management's recommendation and this Proxy Statement. However, the Board did not believe such limitation justified the expense of such an opinion, and did not believe that the absence of a fairness opinion adversely affected its internal determination of fairness; therefore, the Board determined to proceed without an opinion. Based upon all the foregoing factors discussed, the Board of Directors determined that the issuance of securities is fair to, and in the best interests of, the Rushmore shareholders and approved the issuance of securities and recommended that the issuance be approved by the shareholders.


                                       3

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USE OF PROCEEDS

         The net proceeds of the private placement will be a maximum of $9,200,000, after deducting offering costs and commissions. Such net proceeds are anticipated to be used as follows, although Rushmore may reallocate the proceeds among other areas of its operations.

                  $2,500,000 - The largest specified use of funds will be to fund the advertising and public relations campaign to attract customers to RushTrade.com. There are more than 100 online brokerage firms offering trades at prices ranging from $7 to $30. Most of these do not offer real-time quotations or Level I or II access, and Rushmore believes it offers superior products at competitive prices. However, most of these competitors are much larger firms with greater capitalization than ours. For Rushmore to compete effectively, it will need to get its message out to the investing public through media such as radio, newspaper, banner ads on the Internet and industry publications. In its first phase of advertising, Rushmore will adopt an "underdog" image of competing against the big players while doing "what's right for the customer."

                  $1,550,000 - The next major category of offering proceeds will be applied to increasing the net capital of Rushmore Securities Corporation, the company's broker-dealer subsidiary, and to upgrade its customer service call center and operating systems to handle the anticipated increased order flow.

                  $1,000,000 - Rushmore will use approximately $1 million to acquire certain software and related assets from Block Trading, Inc., a company currently undergoing liquidation under bankruptcy court supervision. Pursuant to an Asset Purchase Agreement dated June 15, 1999, Rushmore agreed, subject to bankruptcy court approval, to buy the interest of Block Trading in its online trading software for a purchase price of $800,000. Following the completion of its programming and enhancement to our specifications, such software will give RushTrade.com a proprietary trading system not requiring the payment of royalties such as to its current software vendor.

                  $1,500,000 - The next priority will be to complete the development and testing of Rushmore's software, including the enhancements to be made by Rushmore and its interfacing with all exchanges, electronic clearing networks and Internet access. If, for any reason, Rushmore is unsuccessful in completing the acquisition of the Block Trading software out of bankruptcy, which could occur if we are outbid by a competing acquiror, we will instead allocate the proceeds now allocated to acquire and enhance the software ($2,500,000) to the creation of our own proprietary software package using internal resources and outsourced capabilities. Rushmore believes it could accomplish such alternative software implementation, although it would likely take somewhat longer than if it could buy and enhance the Block Trading software.

                  $300,000 - Rushmore has agreed to purchase certain assets of two companies associated with Block Trading Company, Inc., Daqcom International, LLC, and Millennium Daqcom/Dallas, LP, for a purchase price of $300,000 and 309,090 shares of common stock. Such purchase is conditional upon receipt of bankruptcy court approval and closing of the purchase of the Block Trading assets. The assets of the two acquired Daqcom companies will be integrated with RushTrade.com, inc. and they will become local trading offices in Dallas and Houston primarily catering to the day traders who are now using those facilities. Rushmore is not acquiring any right to use the Daqcom names or any financial assets or assuming any liabilities.

                  $2,350,000 - The balance of proceeds, if any, will be applied to Rushmore's working capital and unspecified acquisitions. We will also probably apply approximately $157,000 to redeem the other two series of preferred stock outstanding.


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                           DESCRIPTION OF SECURITIES


         The following is a summary of Rushmore's capital stock.

COMMON STOCK

         Rushmore has authorized 10,000,000 shares of common stock of which approximately 3,557,000 shares were outstanding on the date of this Proxy Statement. Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. All shares of common stock have equal voting rights on the basis of one vote per share on all matters to be voted upon by shareholders. Cumulative voting for the election of directors is not permitted, so that the holders of a majority of shares outstanding have the power to elect the entire Board of Directors. Shares of Rushmore common stock have no preemptive, conversion, sinking fund or redemption provisions and are not liable for assessment. Each share of Rushmore common stock is entitled to share proportionately in any assets available for distribution upon liquidation of Rushmore.

         The Transfer Agent and Registrar for Rushmore's common stock is UMB Bank, N.A.

PREFERRED STOCK

         Rushmore has authorized 100,000 shares of preferred stock, par value $10.00 per share. The preferred stock maybe issued in series or classes as determined by the Board of Directors from time to time. There are two series of preferred stock now outstanding totaling 6,274 shares having a liquidation preference of $10.00 per share, totaling $62,740. If the maximum offering is subscribed for in the private placement, Rushmore will redeem these preferred shares in order to have sufficient shares of Series B Preferred Stock to be issued. The Board of Directors has designated an authorized series of 25,000 preferred shares, called 9% Cumulative Preferred Stock, which was sold at a price of $10.00 per share and an authorized series of 10,000 preferred shares, called Series A Cumulative Preferred Stock, which was sold at a price of $10.00 per share. Both outstanding series of preferred stock have the following rights and preferences:

         Dividends. Rushmore pays a 9% quarterly dividend on its par value ($0.225 per share per quarter) each January 15, April 15, July 15, and October 15 of each year. Dividends will be paid if funds are lawfully available, and, if not, will be cumulated and paid on the next dividend date when funds are available, plus interest at the 9% dividend rate. No dividends will be payable on common stock if any payment of a preferred stock dividend has been missed.

         Voting.  Shares of preferred stock carry no voting rights.

         Liquidation Preference. Holders of preferred stock are entitled to receive a payment in the amount of $10.00 per share plus any cumulated but unpaid dividends in the event Rushmore is liquidated, before any payment is made by Rushmore to the holders of Rushmore common stock with respect to their shares.

         Redemption. Rushmore may call the preferred stock for redemption at a redemption price of $10.00 per share.

         Conversion. Shares of 9% Cumulative preferred Stock and Series A Preferred Stock are not convertible into any other security of Rushmore.


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SERIES B PREFERRED STOCK

         Voting Rights. Holders of Series B Preferred Stock will have no right to vote their shares, except as mandated by law and except that holders of Series B Preferred Stock, voting as a separate class by majority vote, must approve any amendment to the Designation of Rights and Preferences of Series B Preferred Stock, and any action of the Board of Directors, if such amendment or action would (i) increase or decrease the number of authorized shares of Series B Preferred Stock, (ii) increase or decrease the Issue Price (which is $100.00 per share), (iii) effect an exchange, reclassification or cancellation of all or part of the shares of Series B Preferred Stock, (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Series B Preferred Stock, (v) change the designations, preferences, limitations, or relative rights of the Series B Preferred Stock,
(vi) change the shares of Series B Preferred Stock into the shares of another class, or (viii) cancel or otherwise affect accumulated but undeclared dividends on the Series B Preferred Stock.

         Preemptive Rights. No holder of Series B Preferred Stock is entitled as a matter of right to subscribe or receive additional shares of any class of stock of the company or any bonds, debentures or other securities convertible into such stock.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of Rushmore, holders of Series B Preferred Stock are entitled to be paid an amount per share equal to the Issue Price, plus any accumulated and unpaid dividends, prior to any payments or distributions to the holders of common stock, but on a pro rata basis with holders of other preferred stock.

         Conversion Rights. Each share of Series B Preferred Stock is convertible, at the option of the holder thereof at any time prior to redemption, into that number of shares of common stock (the "Conversion Rate") determined by dividing the Issue Price by the greater of (i) $5.50 or (ii) 70% of the average closing price of the common stock on Nasdaq for the five trading days preceding the date upon which notice of conversion is given. The number of shares issuable upon conversion is also subject to certain anti-dilution adjustments for stock splits and combinations, reclassifications and mergers, consolidations or sales of all or substantially all of the assets of the company.

         Dividends. The holders of Series B Preferred Stock are entitled to receive annual dividends in the amount of 7% of the Issue Price, payable quarterly in cash. Dividends are payable quarterly, and no dividend or other distribution shall be paid on shares of common stock or any other class of stock or series of preferred stock ranking equal or junior to the Series B Preferred Stock until all cumulative dividends have been paid.

         Redemption Rights. The Series B Preferred Stock is redeemable by the company any time after two years from date of issue, so long as all dividends on Series B Preferred Stock have been paid or set apart for payment. The redemption price per share is the Issue Price of the shares redeemed, plus the amount of any unpaid accumulated dividends to the date of redemption. Any record holder of Series B Preferred Stock may convert such Series B Preferred Stock into common stock prior to such date of redemption by delivering written notice to Rushmore of such holder's election to convert all or a portion of such shares.

         Optional Call Provision. Rushmore may call the Series B Preferred Stock for redemption at the $100.00 per share issuance price at any time after the closing price of the common stock or Nasdaq for ten consecutive trading days equals or exceeds $16.50 per share, so long as all cumulative dividends have been paid or set aside. The holder may convert the Series B Preferred Stock prior to the date of redemption by delivering notice to the company of such holder's election to convert all or a portion of such stock.

WARRANTS

         Stock purchase warrants may be issued in the private placement entitling the holder of a warrant to purchase ten shares of common stock for a purchase price of up to $8.25 per share for each share of Series B Preferred Stock purchased at $100.00 per share or in tandem with common shares. The warrants


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are exercisable in whole or in increments of 100 shares at any time within two years from the date of issue. Warrants will be redeemable by Rushmore for a price of $0.01 per share of common stock covered by the warrant, at any time the closing price of the common stock on Nasdaq trades at or above $16.50 per share for ten consecutive trading days. Holders of the warrants are entitled to exercise the warrants for cash or in lieu of cash to surrender shares of Series B Preferred Stock or common stock at the average market price of the common stock or Nasdaq for five trading days preceding the surrender.

POSSIBLE ANTI-TAKEOVER PROVISIONS

         Special Meetings of Shareholders; Director Nominees. Rushmore's bylaws and Articles provide that special meetings of shareholders may be called by shareholders only if the holders of at least 66-2/3% of the common stock join in such action. The bylaws and Articles also provide that shareholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the company at least 60 days in advance of the date on which the last annual shareholders' meeting was held, and provide that the number of directors to be elected (within the minimum-maximum range of 3 to 21 set forth in the Articles and bylaws) shall be determined by the Board of Directors or by the holders of at least 66-2/3% of the common stock. While these provisions of the Articles and bylaws have been established to provide a more cost-efficient method of calling special meetings of shareholders and a more orderly and complete presentation and consideration of shareholder nominations, they could have the effect of discouraging certain shareholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose shareholder nominees or hostile actions by shareholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

         Removal of Directors. The Articles of Incorporation of Rushmore provide that directors may be removed from office only for "cause" by the affirmative vote of holders of at least 66-2/3% of the common stock. "Cause" means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to Rushmore, or committed a material breach of such director's fiduciary duty to Rushmore resulting in a material detriment to Rushmore. The inability to remove directors except for "cause" could provide incumbent management with a greater opportunity to oppose hostile actions by shareholders. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

         Classification of Directors. The Articles and bylaws divide the Board of Directors into three classes, equal or approximately equal in number, serving staggered three-year terms. The Board of Directors is presently comprised of nine members (until subsequently changed by the Board of Directors or shareholders in accordance with the procedures described above), with classes having three members each. At each annual meeting of shareholders, directors in the class whose terms are expiring shall be elected for three-year terms to succeed those whose terms expired. The affirmative vote of holders of at least 66-2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

         The provisions regarding classification of directors were established to provide orderly transition and continuity in the membership of the Board of Directors. Such procedures could, however, have the effect of providing incumbent management a greater opportunity to oppose hostile actions by shareholders. Moreover, it requires two annual meetings of shareholders to consider and vote upon reelection or removal of a majority of the members of the Board, rather than at each annual meeting of shareholders. Also, the company's bylaws provide that directors chosen to fill any vacancy (whether by increase in the number of directors or as a result of resignation, removal or other events) will serve until the next annual meeting at which their class is up for reelection, rather than the next annual meeting at which any class is elected.


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
                               PROXY SOLICITATION


         Proxies are being solicited from Rushmore's shareholders by and on behalf of the Board of Directors of Rushmore. The cost of solicitation of proxies will be paid by Rushmore. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees of Rushmore in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated for such services but may be reimbursed for out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Rushmore common stock held of record by such persons.




                             SHAREHOLDER PROPOSALS

         Proposals submitted by a shareholder of Rushmore for action at the 2000 annual meeting of Rushmore's shareholders must have been received by Rushmore at its principal executive offices at 13355 Noel Road, Suite 650, Dallas, Texas 75240 , no later than January 1, 2000, in order to be included in Rushmore's proxy materials relating to that meeting.

                               COMMON STOCK PROXY
                         RUSHMORE FINANCIAL GROUP, INC.
    THIS COMMON STOCK PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders of Rushmore Financial Group, Inc. (the "Company") to be held at the offices of Rushmore, located at 650 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240, on October 4, 1999, beginning at 10:00 a.m., local time, and the Proxy Statement in connection therewith and (2) appoints D. M. (Rusty) Moore, Jr. and James W. Clark, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

         The undersigned directs that the undersigned's proxy be voted as follows:

1.       APPROVAL OF ISSUANCE OF UP TO 3,500,000 SHARES OF COMMON STOCK:

         [  ] FOR             [  ] AGAINST                     [   ]  ABSTAIN

2. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

         This proxy will be voted as specified above. If no specification is made, this proxy will be voted for approval in item 1.
         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
         If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
         Please date, sign and mail this proxy to the Company.

Date __________________________ ____, 1999



                                        ---------------------------------------
                                        Signature of Shareholder


                                        ---------------------------------------
                                        Signature of Shareholder

                                        Please date this proxy and sign your
                                        name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.



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